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                                 EX - 99.d.xxxvi


                             AMENDMENT NUMBER 13 TO
                         INVESTMENT MANAGEMENT AGREEMENT

                           Effective November 1, 2005

     The Investment Management Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), is hereby further amended as follows, in order to reflect a reduction in management fees for The Hartford Advisers Fund:

     In Section 7 of the Agreement, the fee schedule for The Hartford Advisers Fund is restated as follows:


           -------------------------------------------
           NET ASSET VALUE               ANNUAL RATE
           -------------------------------------------
           First $500 million            0.690%
           -------------------------------------------
           Next $500 million             0.625%
           -------------------------------------------
           Over $1 billion               0.575%
           -------------------------------------------


HARTFORD INVESTMENT FINANCIAL                THE HARTFORD MUTUAL FUNDS, INC.
SERVICES, LLC

By: /s/ John C. Walters                      By: /s/ John C. Walters
   -----------------------------                -------------------------------
    John C. Walters                              John C. Walters
    Executive Vice President                     Vice President